                                                                    EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          AREA BANCSHARES CORPORATION

                                      AND

                           CARDINAL BANCSHARES, INC.



                                 EXECUTION COPY

                            DATED AS OF MAY 1, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
Preamble. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1          TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  1.1              Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  1.2              Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  1.3              Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2          TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.1              Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.2              Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.3              Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.4              Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 3          MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  3.1              Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  3.2              Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  3.3              Shares Held by Cardinal or Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  3.4              Conversion of Stock Options; Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . .     3
  3.5              Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  3.6              Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE 4          EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  4.1              Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  4.2              Rights of Former Cardinal Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

ARTICLE 5          REPRESENTATIONS AND WARRANTIES OF CARDINAL . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  5.1              Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  5.2              Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  5.3              Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  5.4              Cardinal Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  5.5              Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  5.6              Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  5.7              Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  5.8              Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  5.9              Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  5.10             Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  5.11             Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  5.12             Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  5.13             Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  5.14             Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  5.15             Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  5.16             Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

                                                                                                                     Page
  5.17             Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  5.18             Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  5.19             Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  5.20             Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  5.21             Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  5.22             Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

ARTICLE 6          REPRESENTATIONS AND WARRANTIES OF AREA . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  6.1              Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  6.2              Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  6.3              Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  6.4              Area Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  6.5              Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  6.6              Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  6.7              Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
  6.8              Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
  6.9              Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  6.10             Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  6.11             Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  6.12             Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  6.13             Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  6.14             Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  6.15             Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  6.16             Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  6.17             Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  6.18             Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  6.19             Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  6.20             Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  6.21             Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  6.22             Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  6.23             Cardinal Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

ARTICLE 7          CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  7.1              Affirmative Covenants of Cardinal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  7.2              Negative Covenants of Cardinal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  7.3              Affirmative Covenants of Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  7.4              Negative Covenants of Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  7.5              Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  7.6              Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE 8          ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  8.1              Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . .    30
  8.2              Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
  8.3              Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

                                                                                                                     Page
  8.4              Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
  8.5              Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
  8.6              Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  8.7              Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  8.8              Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  8.9              Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
  8.10             Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  8.11             Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  8.12             Certain Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  8.13             Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  8.14             Delivery to Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

ARTICLE 9          CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE  . . . . . . . . . . . . . . . . . . . . . .    35
  9.1              Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  9.2              Conditions to Obligations of Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  9.3              Conditions to Obligations of Cardinal  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

ARTICLE 10         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  10.1             Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  10.2             Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  10.3             Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . .    40

ARTICLE 11         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  11.1             Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  11.2             Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  11.3             Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  11.4             Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  11.5             Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  11.6             Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  11.7             Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  11.8             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  11.9             Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
  11.10            Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
  11.11            Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
  11.12            Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
  11.13            Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

                                LIST OF EXHIBITS

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------
   1.              Form of Agreement of Affiliates of Cardinal.  (Section 8.10).

   2.              Form of Agreement of Affiliates of Area (Section 8.10).

   3.              Form of Claims/Indemnification Letter (Section 9.2(d)).

                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 1, 1997 by and between AREA BANCSHARES CORPORATION ("Area"), a corporation organized and existing under the laws of the State of Kentucky, with its principal office located in Owensboro, Kentucky, and CARDINAL BANCSHARES, INC. ("Cardinal"), a corporation organized and existing under the laws of the State of Kentucky, with its principal office located in Lexington, Kentucky.


                                    PREAMBLE

      The Boards of Directors of Cardinal and Area are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Cardinal with a wholly-owned subsidiary of Area, with Cardinal being the surviving corporation of the merger. As a result, shareholders of Cardinal will become shareholders of Area, and each of the subsidiaries of Cardinal will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the shareholders of both Area and Cardinal, the Board of Governors of the Federal Reserve System, the Kentucky Department of Financial Institutions and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

      Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

      NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

      1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Area shall cause a wholly-owned subsidiary of Area ("Interim"), which will be incorporated under the laws of the State of Kentucky, to be merged with and into Cardinal in accordance with the provisions of Section 271B.11-010 of the KBCA and with the effect provided in Section 271B.11-060 of the KBCA (the "Merger"). Cardinal shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Cardinal and Area.

      1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than

10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the principal offices of Area, Owensboro, Kentucky, or such other place as may be mutually agreed upon by the Parties.

      1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Kentucky (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Effective Time shall occur on the fifth business day following the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of Area approve this Agreement to the extent such approval is required by applicable Law, (c) the date on which the shareholders of Cardinal approve this Agreement to the extent such approval is required by applicable Law; or such other date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                   ARTICLE 2
                                TERMS OF MERGER

      2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Cardinal in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

      2.2 BYLAWS. The Bylaws of Cardinal in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

      2.3 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation upon the Effective Time shall consist of the directors of Cardinal immediately prior to the Effective Time, all of whom shall serve in accordance with the Bylaws of the Surviving Corporation. The officers of the Surviving Corporation, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

      2.4 NAME. At the Effective Time of the Merger, the Surviving Corporation will continue to operate under the name "Cardinal Bancshares, Inc."


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

      3.1         CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of Interim capital stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) At the Effective Time, each share of Cardinal Common Stock (other than Dissenting Shares (defined at Section 3.6 below) or shares canceled pursuant to Section 3.3 below) shall be converted into 2.7391 shares (subject to Section 3.5 hereof) of Area Common Stock (the "Exchange Ratio"), subject to adjustment as hereinafter provided.

      3.2 ANTI-DILUTION PROVISIONS. In the event Cardinal or Area changes the number of shares of Cardinal Common Stock or Area Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

      3.3 SHARES HELD BY CARDINAL OR AREA. Each of the shares of Cardinal Common Stock held by any Cardinal Company or by any Area Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

      3.4         CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.

                  (a) At the Effective Time, all rights with respect to Cardinal Common Stock pursuant to stock options ("Cardinal Options") granted by Cardinal under the Cardinal Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Area Common Stock, and Area shall assume each Cardinal Option, in accordance with the terms of the Cardinal Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Cardinal Option assumed by Area may be exercised solely for shares of Area Common Stock, (ii) the number of shares of Area Common Stock subject to such Cardinal Option shall be equal to the number of shares of Cardinal Common Stock subject to such Cardinal Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Cardinal Option shall be adjusted by dividing the per share exercise price under each such Cardinal Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clause (ii) of the preceding sentence, Area shall not be obligated to issue any fraction of a share of Area Common Stock upon exercise of a Cardinal Option, and any fraction of a share of Area Common Stock that would otherwise be subject to a converted Cardinal Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the "Market Value" of one share of Area Common Stock and the per share exercise price of such Option. The "Market Value" of one share of Area Common Stock shall be the last sales price of such common stock on Nasdaq, or such other exchange or market system on which Area Common Stock is then traded, (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by
Area) on the last trading day preceding the date of exercise. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Cardinal and Area agree to take all necessary steps to effect the provisions of this Section 3.4.

                  (b) All restrictions or limitations on transfer with respect to Cardinal Common Stock awarded under the Cardinal Stock Plans or any other plan, program or arrangement of any Cardinal Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Area Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

      3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Cardinal Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Area Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Area Common Stock multiplied by the Market Value of one share of Area Common Stock. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

      3.6 DISSENTING SHAREHOLDERS. Any holder of shares of Cardinal Common Stock ("Dissenting Shares") or Area Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Subtitle 271B.13 of the KBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the KBCA and surrendered to Cardinal or Area, as the case may be, the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Cardinal or Area, as the case may be, fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Area shall issue and deliver the consideration to which such holder of shares of Cardinal Common Stock or Area Common Stock, as the case may be, is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Cardinal Common Stock or Area Common Stock, as the case may be, held by such holder.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

      4.1 EXCHANGE PROCEDURES. Unless the parties otherwise agree, within three business days after the Effective Time, Area shall cause a qualified exchange agent (the "Exchange Agent") to mail to the former holders of Cardinal Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Cardinal Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of Cardinal Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in Section 3.6 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Cardinal Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Area Common Stock to which such holder may otherwise be entitled (without interest). The Exchange Agent shall not be obligated to deliver the consideration to which any former holder of Cardinal Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of Cardinal Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Cardinal Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, Area shall not be liable to a holder of Cardinal Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. The term of the Exchange Agent shall be not less than 9 months.

      4.2 RIGHTS OF FORMER CARDINAL SHAREHOLDERS. At the Effective Time, the stock transfer books of Cardinal shall be closed as to holders of Cardinal Common Stock immediately prior to the Effective Time and no transfer of Cardinal Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Cardinal Common Stock (other than shares to be canceled pursuant to Section
3.3 or as to which dissenters' rights have been perfected as provided in
Section 3.6 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of Cardinal Common Stock shall be entitled to vote after the Effective Time at any meeting of Area shareholders the number of whole shares of Area Common Stock into which their respective shares of Cardinal Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Cardinal Common Stock for certificates representing Area Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Area on Area Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Area Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Cardinal Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement.
However, upon surrender of such Cardinal Common Stock certificate, both Area Common Stock certificate (together with all such undelivered dividends or other distributions without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF CARDINAL

      Cardinal hereby represents and warrants to Area as follows:

      5.1 ORGANIZATION, STANDING, AND POWER. Cardinal is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Kentucky and is duly registered as a bank holding company under the BHC Act. Cardinal has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Cardinal is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

      5.2         AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Cardinal has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Cardinal, subject to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Cardinal Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Cardinal. Subject to such requisite shareholder approval and any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of Cardinal, enforceable against Cardinal in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Cardinal, nor the consummation by Cardinal of the transactions contemplated hereby, nor compliance by Cardinal with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Cardinal's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Cardinal Company under, any Contract or Permit of any Cardinal Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Cardinal Company or any of their respective Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Cardinal of the Merger and the other transactions contemplated in this Agreement.

      5.3         CAPITAL STOCK.

                  (a) The authorized capital stock of Cardinal consists of 5,000,000 shares of Cardinal Common Stock, of which 1,593,757 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Cardinal are duly and validly issued and outstanding and are fully paid and nonassessable under the KBCA. None of the outstanding shares of capital stock of Cardinal has been issued in violation of any preemptive rights of the current or past shareholders of Cardinal.
Cardinal has reserved 220,619 shares of Cardinal Common Stock for issuance under the Cardinal Stock Plans, pursuant to which options to purchase not more than 211,698 shares of Cardinal Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

                  (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Cardinal Disclosure Memorandum, there are no shares of capital stock or other equity securities of Cardinal outstanding and no outstanding Rights relating to the capital stock of Cardinal.

      5.4 CARDINAL SUBSIDIARIES. Cardinal has disclosed in Section 5.4 of the Cardinal Disclosure Memorandum all of the Cardinal Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Cardinal Disclosure Memorandum, Cardinal or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Cardinal Subsidiary. No equity securities of any Cardinal Subsidiary are or may become required to be issued (other than to another Cardinal Company) by reason of any Rights, and there are no Contracts by which any Cardinal Subsidiary is bound to issue (other than to another Cardinal Company) additional shares of its capital stock or Rights, or by which any Cardinal Company is or may be bound to transfer any shares of the capital stock of any Cardinal Subsidiary (other than to another Cardinal Company), and there are no Contracts by which any Cardinal Company is bound to issue (other than to another Cardinal Company) additional shares of its capital stock. There are no Contracts relating to the rights of any Cardinal Company to vote or to dispose of any shares of the capital stock of any Cardinal Subsidiary. All of the shares of capital stock of each Cardinal Subsidiary held by a Cardinal Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Cardinal Company free and clear of any Lien. Each Cardinal Subsidiary is either a bank, a trust company, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Cardinal Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal. Each Cardinal Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

      5.5 FINANCIAL STATEMENTS. Cardinal has included in Section 5.5 of the Cardinal Disclosure Memorandum copies of all Cardinal Financial Statements for the periods ended on or before December 31, 1996 and will deliver to Area copies of all Cardinal Financial Statements prepared subsequent to the date hereof. The Cardinal Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Cardinal Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Cardinal Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Cardinal Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

      5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Cardinal Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of Cardinal as of December 31, 1996, included in the Cardinal Financial Statements or reflected in the notes thereto. No Cardinal Company has incurred or paid any Liability since December 31, 1996, except for such Liabilities reflected or otherwise accrued or reserved against in the Cardinal Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

      5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in SEC Documents filed by Cardinal prior to the date of this Agreement or in Section 5.7 of the Cardinal Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, and (b) the Cardinal Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Cardinal provided in Article 7 of this Agreement.

      5.8         TAX MATTERS.

                  (a) All Tax returns required to be filed by or on behalf of any of the Cardinal Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Cardinal and all returns filed are complete and accurate in all material respects to the Knowledge of Cardinal. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Cardinal, except as reserved against in the Cardinal Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the Cardinal Disclosure Memorandum. All material Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) Except as disclosed in Section 5.8(b) of the Cardinal Disclosure Memorandum, none of the Cardinal Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Cardinal Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

                  (c) Adequate provision for any Taxes due or to become due for any of the Cardinal Companies for the period or periods through and including the date of the respective Cardinal Financial Statements has been made and is reflected on such Cardinal Financial Statements.

                  (d) Deferred Taxes of the Cardinal Companies have been provided for in accordance with GAAP.

                  (e) Each of the Cardinal Companies is in compliance in all material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

      5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Cardinal included in the most recent Cardinal Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Cardinal included in the Cardinal Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Cardinal Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Cardinal Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Cardinal.

      5.10 ASSETS. Except as disclosed in Section 5.10 of the Cardinal Disclosure Memorandum or as disclosed or reserved against in the Cardinal Financial Statements, the Cardinal Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Cardinal Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Cardinal's past practices. All Assets which are material to Cardinal's business on a consolidated basis, held under leases or subleases by any of the Cardinal Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Cardinal Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Cardinal Companies is a named insured are reasonably sufficient. The Assets of the Cardinal Companies include all assets required to operate the business of the Cardinal Companies as presently conducted.

      5.11        ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 5.11(a) of the Cardinal Disclosure Memorandum, to the Knowledge of Cardinal, each Cardinal Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

                  (b) To the Knowledge of Cardinal, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Cardinal Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Cardinal Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal and to the Knowledge of Cardinal, there is no reasonable basis for any such Litigation.

                  (c) To the Knowledge of Cardinal, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

      5.12 COMPLIANCE WITH LAWS. Each Cardinal Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.
Except as disclosed in Section 5.12 of the Cardinal Disclosure Memorandum, no Cardinal Company:

                  (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Cardinal Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, or (iii) requiring any Cardinal Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      5.13 LABOR RELATIONS. No Cardinal Company is the subject of any Litigation asserting that it or any other Cardinal Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Cardinal Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Cardinal Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Cardinal Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      5.14        EMPLOYEE BENEFIT PLANS.

                  (a) Cardinal has disclosed in Section 5.14 of the Cardinal Disclosure Memorandum and delivered or made available to Area prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Cardinal Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Cardinal Benefit Plans"). Any of the Cardinal Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Cardinal ERISA Plan."

                  (b) Except as to those plans disclosed in Section 5.14(b) of the Cardinal Disclosure Memorandum as tax-qualified Cardinal ERISA Plans (the "Cardinal Qualified Plans"), no Cardinal Company maintains or previously maintained during the six years preceding the date of this Agreement a Cardinal Plan which meets or was intended to meet the requirements of Code
Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each Cardinal Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Cardinal Qualified Plan have been delivered or made available to Area. Except as disclosed in Section 5.14(b) of the Cardinal Disclosure Memorandum, no Cardinal Qualified Plan has been amended since the issuance of each respective determination letter. The Cardinal Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required.
No issue concerning qualification of the Cardinal Qualified Plans is pending before or is threatened by the Internal Revenue Service. The Cardinal Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Cardinal Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). No Cardinal Company, any ERISA Affiliate or any fiduciary of any Cardinal Qualified Plan has done anything that would adversely affect the qualified status of the Cardinal Qualified Plans or the related trusts. Any Cardinal Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the date of this Agreement.

                  (c) All Cardinal Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal. To the Knowledge of Cardinal, no Cardinal Company nor any other party has engaged in a transaction with respect to any Cardinal Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Cardinal Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

                  (d) Neither Cardinal nor any ERISA Affiliate of Cardinal maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

                  (e) Neither Cardinal nor any ERISA Affiliate of Cardinal has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

                  (f) Except as disclosed in Section 5.14(f) of the Cardinal Disclosure Memorandum, (i) no Cardinal Company has any obligations for retiree health and life benefits under any of the Cardinal Benefit Plans and
(ii) there are no restrictions on the rights of such Cardinal Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Cardinal, other than for benefits accrued before the date of such termination or amendment.

                  (g) Except as disclosed in Section 5.14(g) of the Cardinal Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Cardinal Company from any Cardinal Company under any Cardinal Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Cardinal Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Cardinal Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been reflected on the Cardinal Financial Statements to the extent required by and in accordance with GAAP.

                  (i) Cardinal and each ERISA Affiliate of Cardinal has complied in all material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                  (j) Except as disclosed in Section 5.14(j) of the Cardinal Disclosure Memorandum, neither Cardinal nor any ERISA Affiliate of Cardinal is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in
Section 280G(b) of the Internal Revenue Code (determined without regard to
Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

                  (k) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Cardinal Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Cardinal Benefit Plan or against the assets of any Cardinal Benefit Plan.

      5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the Cardinal Disclosure Memorandum or otherwise reflected in the Cardinal Financial Statements, none of the Cardinal Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Cardinal Company or the guarantee by any Cardinal Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Cardinal Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Cardinal with the SEC as of the date of this Agreement that has not been filed as an exhibit to Cardinal's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Area (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Cardinal Contracts"). None of the Cardinal Companies is in Default under any Cardinal Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal. Except as to FHLB advances, all of the indebtedness of any Cardinal Company for money borrowed is prepayable at any time by such Cardinal Company without penalty or premium.

      5.16 LEGAL PROCEEDINGS. Except as disclosed in Section 5.16 of the Cardinal Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Cardinal, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Cardinal Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Cardinal Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal.

      5.17 REPORTS. Since January 1, 1994, each Cardinal Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) the Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Cardinal). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Cardinal's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Cardinal Company to Area pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Cardinal Company for inclusion in the Registration Statement to be filed by Area with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Cardinal Company for inclusion in the Proxy Statement to be mailed to Cardinal's shareholders in connection with the Cardinal Shareholders' Meeting, and any other documents to be filed by any Cardinal Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Cardinal, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Cardinal Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Cardinal Shareholders' Meeting. All documents that any Cardinal Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

      5.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Cardinal Company or, to the Knowledge of Cardinal, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Cardinal, there exists no fact, circumstance, or reason attributable to Cardinal why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b).

      5.20 CHARTER PROVISIONS. Each Cardinal Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Cardinal Company or restrict or impair the ability of Area to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Cardinal Company that may be acquired or controlled by it.

      5.21 DERIVATIVES CONTRACTS. Except as set forth in Section 5.21 of the Cardinal Disclosure Memorandum, neither Cardinal nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

      5.22 FAIRNESS OPINION. Cardinal has received an opinion from Professional Bank Services, Inc. ("PBS") to the effect that, in its opinion, the consideration to be paid to the shareholders hereunder is fair to such shareholders from a financial point of view (the "PBS Fairness Opinion"), and PBS has consented to the inclusion of the PBS Fairness Opinion in the Registration Statement.


                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF AREA

      Area hereby represents and warrants to Cardinal as follows:

      6.1 ORGANIZATION, STANDING, AND POWER. Area is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Kentucky, and is duly registered as a bank holding company under the BHC Act. Area has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Area is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

      6.2         AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Area has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Area, subject to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding Area Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Area. Subject to such requisite shareholder approval and any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of Area, enforceable against Area in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Subject to approval by the shareholders of Area of an increase in the authorized shares of Area Common Stock referred to at Section 6.3(a) below, Area has reserved for issuance up to 4,750,983 shares of Area Common Stock for consummation of the Merger and for issuance pursuant to Cardinal Options.

                  (b) Neither the execution and delivery of this Agreement by Area, nor the consummation by Area of the transactions contemplated hereby, nor compliance by Area with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Area's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Area Company under, any Contract or Permit of any Area Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Area Company or any of their respective Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Area of the Merger and the other transactions contemplated in this Agreement.

      6.3         CAPITAL STOCK.

                  (a) The authorized capital stock of Area consists of (i) 16,000,000 shares of Area Common Stock, of which 11,303,048 shares were issued and outstanding as of the date of this Agreement and (ii) 500,000 shares of preferred stock, no par value, none of which is issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Area Common Stock are, and all of the shares of Area Common Stock to be issued in exchange for shares of Cardinal Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the KBCA. Subject to approval by a majority of the issued and outstanding shares of Area Common Stock, the board of directors of Area has approved an amendment to Area's Articles of Incorporation to increase the number of authorized shares of Area Common Stock to 50,000,000. None of the outstanding shares of Area Common Stock has been, and none of the shares of Area Common Stock to be issued in exchange for shares of Cardinal Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Area. Area has reserved 97,313 shares of Area Common Stock for issuance under the Area Stock Plans, pursuant to which options to purchase not more than 22,932 shares of Area Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

                  (b) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3(b) of the Area Disclosure Memorandum, there are no shares of capital stock or other equity securities of Area outstanding and no outstanding Rights relating to the capital stock of Area.

      6.4 AREA SUBSIDIARIES. Area has disclosed in Section 6.4 of the Area Disclosure Memorandum all of the Area Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the Area Disclosure Memorandum, Area or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Area Subsidiary. No equity securities of any Area Subsidiary are or may become required to be issued (other than to another Area Company) by reason of any Rights, and there are no Contracts by which any Area Subsidiary is bound to issue

(other than to another Area Company) additional shares of its capital stock or Rights, or by which any Area Company is or may be bound to transfer any shares of the capital stock of any Area Subsidiary (other than to another Area Company), and there are no Contracts by which any Area Company is bound to issue (other than to another Area Company) additional shares of its capital stock. There are no Contracts relating to the rights of any Area Company to vote or to dispose of any shares of the capital stock of any Area Subsidiary. All of the shares of capital stock of each Area Subsidiary held by a Area Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Area Company free and clear of any Lien. Each Area Subsidiary is either a bank, a trust company, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Area Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.
Each Area Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

      6.5 FINANCIAL STATEMENTS. Area has included in Section 6.5 of the Area Disclosure Memorandum copies of all Area Financial Statements for the periods ended on or before December 31, 1996 and will deliver to Cardinal copies of all Area Financial Statements prepared subsequent to the date hereof. The Area Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Area Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Area Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Area Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

      6.6         ABSENCE OF UNDISCLOSED LIABILITIES.   No Area Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of Area as of December 31, 1996, included in the Area Financial Statements or reflected in the notes thereto. No Area Company has incurred or paid any Liability since December 31, 1996, except for such Liabilities reflected or otherwise accrued or reserved against in the Area Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

      6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in SEC Documents filed by Area prior to the date of this Agreement or in Section 6.7 of the Area Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, and (b) the Area Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Area provided in
Article 7 of this Agreement.


      6.8         TAX MATTERS.

                  (a) All Tax returns required to be filed by or on behalf of any of the Area Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Area, and all returns filed are complete and accurate in all material respects to the Knowledge of Area. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Area, except as reserved against in the Area Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the Area Disclosure Memorandum. All material Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) Except as disclosed in Section 6.8(b) of the Area Disclosure Memorandum none of the Area Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Area Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

                  (c) Adequate provision for any Taxes due or to become due for any of the Area Companies for the period or periods through and including the date of the respective Area Financial Statements has been made and is reflected on such Area Financial Statements.

                  (d) Deferred Taxes of the Area Companies have been provided for in accordance with GAAP.

                  (e) Each of the Area Companies is in compliance in all material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

      6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of Area included in the most recent Area Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Area included in the Area Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Area Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Area Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Area.

      6.10 ASSETS. Except as disclosed in Section 6.10 of the Area Disclosure Memorandum or as disclosed or reserved against in the Area Financial Statements, the Area Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Area Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Area's past practices. All Assets which are material to Area's business on a consolidated basis, held under leases or subleases by any of the Area Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Area Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Area Companies is a named insured are reasonably sufficient. The Assets of the Area Companies include all assets required to operate the business of the Area Companies as presently conducted.

      6.11        ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 6.11(a) of the Area Disclosure Memorandum, to the Knowledge of Area, each Area Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

                  (b) To the Knowledge of Area, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Area Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Area Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area and to the Knowledge of Area, there is no reasonable basis for any such Litigation.

                  (c) To the Knowledge of Area, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

      6.12 COMPLIANCE WITH LAWS. Each Area Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area. Except as disclosed in Section 6.12 of the Area Disclosure Memorandum, no Area Company:

                  (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Area Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, or (iii) requiring any Area Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      6.13 LABOR RELATIONS. No Area Company is the subject of any Litigation asserting that it or any other Area Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Area Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Area Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Area Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      6.14        EMPLOYEE BENEFIT PLANS.

                  (a) Area has disclosed in Section 6.14 of the Area Disclosure Memorandum and delivered or made available to Cardinal prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Area Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Area Benefit Plans"). Any of the Area Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Area ERISA Plan."

                  (b) Except as to those plans disclosed in Section 6.14(b) of the Area Disclosure Memorandum as tax-qualified Area ERISA Plans (the "Area Qualified Plans"), no Area Company maintains or previously maintained during the six years preceding the date of this Agreement an Area Plan which meets or was intended to meet the requirements of Code Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each Area Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Area Qualified Plan have been delivered or made available to Cardinal. Except as disclosed in Section 6.14(b) of the Area Disclosure Memorandum, no Area Qualified Plan has been amended since the issuance of each respective determination letter. The Area Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the Area Qualified Plans is pending before or is threatened by the Internal Revenue Service. The Area Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Area Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). No Area Company, any ERISA Affiliate or any fiduciary of any Area Qualified Plan has done anything that would adversely affect the qualified status of the Area Qualified Plans or the related trusts. Any Area Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the date of this Agreement.

                  (c) All Area Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area. To the Knowledge of Area, no Area Company nor any other party has engaged in a transaction with respect to any Area Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Area Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

                  (d) Neither Area nor any ERISA Affiliate of Area maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

                  (e) Neither Area nor any ERISA Affiliate of Area has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

                  (f) Except as disclosed in Section 6.14(f) of the Area Disclosure Memorandum, (i) no Area Company has any obligations for retiree health and life benefits under any of the Area Benefit Plans and (ii) there are no restrictions on the rights of such Area Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Area, other than for benefits accrued before the date of such termination or amendment.

                  (g) Except as disclosed in Section 6.14(g) of the Area Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Area Company from any Area Company under any Area Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Area Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Area Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been reflected on the Area Financial Statements to the extent required by and in accordance with GAAP.

                  (i) Area and each ERISA Affiliate of Area has complied in all material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                  (j) Except as disclosed in Section 6.14(j) of the Area Disclosure Memorandum, neither Area nor any ERISA Affiliate of Area is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

                  (k) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Area Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Area Benefit Plan or against the assets of any Area Benefit Plan.

      6.15 MATERIAL CONTRACTS. Except as disclosed in Section 6.15 of the Area Disclosure Memorandum or otherwise reflected in the Area Financial Statements, none of the Area Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Area Company or the guarantee by any Area Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Area Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Area with the SEC as of the date of this Agreement that has not been filed as an exhibit to Area's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Area (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "Area Contracts"). None of the Area Companies is in Default under any Area Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area. Except as to FHLB advances, all of the indebtedness of any Area Company for money borrowed is prepayable at any time by such Area Company without penalty or premium.

      6.16 LEGAL PROCEEDINGS. Except as disclosed in Section 6.16 of the Area Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Area, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Area Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Area Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area.

      6.17 REPORTS. Except as disclosed in Section 6.17 of the Area Disclosure Memorandum, since January 1, 1994, each Area Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Area). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Area's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      6.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Area Company to Cardinal pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Area Company for inclusion in the Registration Statement to be filed by Area with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Area Company for inclusion in the Proxy Statement to be mailed to Area's shareholders in connection with the Area Shareholders' Meeting, and any other documents to be filed by any Area Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Area, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Area Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Area Shareholders' Meeting. All documents that any Area Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

      6.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Area Company or, to the Knowledge of Area, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Area, there exists no fact, circumstance, or reason attributable to Area why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

      6.20 CHARTER PROVISIONS. Each Area Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Area Company or restrict or impair the ability of Area to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Area Company that may be acquired or controlled by it.

      6.21 DERIVATIVES CONTRACTS. Neither Area nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

      6.22 FAIRNESS OPINION. Area has received an opinion from The Bank Advisory Group, Inc. ("BAG") that, in its opinion, the consideration to be paid by Area to shareholders of Cardinal hereunder is fair to Area from a financial point of view (the "BAG Fairness Opinion"), and BAG has consented to the conclusion of the BAG Fairness Opinion in the Registration Statement.

      6.23 CARDINAL COMMON STOCK. Area owns of record 78,450 shares of Cardinal Common Stock.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

      7.1 AFFIRMATIVE COVENANTS OF CARDINAL. Unless the prior written consent of Area shall have been obtained, and except as otherwise contemplated herein, Cardinal shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement:
(a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

      7.2 NEGATIVE COVENANTS OF CARDINAL. Except as contemplated hereby, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Cardinal covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Area, which consent shall not be unreasonably withheld:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Cardinal Company, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Cardinal Company to another Cardinal Company) in excess of an aggregate of $100,000 (for the Cardinal Companies on a consolidated basis) except in the ordinary course of the business of Cardinal Companies consistent with past practices (which shall include, for Cardinal, advances against its line of credit consistent with past practices, and for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Cardinal Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Cardinal Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Cardinal Company, or declare or pay any dividend or make any other distribution in respect of Cardinal's Common Stock; provided that Cardinal may (to the extent legally and contractually permitted to do so) continue to pay its regular quarterly cash dividend of up to $.20 per share; it being understood that the parties hereto intend for Cardinal shareholders to receive an amount equal to their regular quarterly cash dividends as to any fiscal quarter which is at least half completed prior to the Effective Time; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Cardinal Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Cardinal Common Stock or any other capital stock of any Cardinal Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any capital stock of any Cardinal Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Cardinal Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber
(i) any shares of capital stock of any Cardinal Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Cardinal Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or mortgage-backed securities of maturity or grade consistent with past practices, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Cardinal Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by a Cardinal Subsidiary in its fiduciary capacity; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Cardinal Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Cardinal, in each case as disclosed in Section 7.2(g) of the Cardinal Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Cardinal Disclosure Memorandum; enter into or amend any severance agreements with officers of any Cardinal Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Cardinal Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) enter into or amend any employment Contract between any Cardinal Company and any Person (unless such amendment is required by Law) that the Cardinal Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Cardinal Company or make any material change in or to any existing employee benefit plans of any Cardinal Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) settle any Litigation involving any Liability of any Cardinal Company for money damages in excess of $50,000 or material restrictions upon the operations of any Cardinal Company; or

                  (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

      7.3 AFFIRMATIVE COVENANTS OF AREA. Unless the prior written consent of Cardinal shall have been obtained, and except as otherwise contemplated herein, (a) Area shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this
Agreement: (i) to operate its business in the usual, regular and ordinary course; (ii) to preserve intact its business organization and Assets and maintain its rights and franchises; (iii) to use its reasonable efforts to cause its representations and warranties to be correct at all times; (iv) to take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (B) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement; and (b) Area shall cause Interim to be organized as a Kentucky corporation wholly-owned by Area, shall cause Interim to execute an agreement of merger and any related documents with Cardinal in a form to be mutually agreed upon by the Parties hereto, and shall vote all of the issued and outstanding shares of Interim common stock held by Area in favor of the Merger.

      7.4 NEGATIVE COVENANTS OF AREA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Area covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Cardinal, which consent shall not be unreasonably withheld:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Area Company, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Area Company to another Area Company) in excess of an aggregate of $100,000 (for the Area Companies on a consolidated basis) except in the ordinary course of the business of Area Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Area Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Area Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Area Company, or declare or pay any dividend or make any other distribution in respect of Area's Common Stock; provided, however, that Area may (to the extent legally and contractually permitted to do so) continue to pay its regular quarterly cash dividends of up to $.04 per share; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.4(d) of the Area Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Area Common Stock or any other capital stock of any Area Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any capital stock of any Area Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Area Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Area Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Area Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or mortgage-backed securities of maturity or grade consistent with past practices, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Area Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by an Area Subsidiary in its fiduciary capacity; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Area Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Area, in each case as disclosed in Section 7.4(g) of the Area Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(g) of the Area Disclosure Memorandum; enter into or amend any severance agreements with officers of any Area Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Area Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) enter into or amend any employment Contract between any Area Company and any Person (unless such amendment is required by Law) that the Area Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Area Company or make any material change in or to any existing employee benefit plans of any Area Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) settle any Litigation involving any Liability of any Area Company for money damages in excess of $50,000 or material restrictions upon the operations of any Area Company, except as disclosed in Section 7.14(k) of the Area Disclosure Memorandum; or

                  (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

      7.5 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

      7.6 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all non-confidential portions of such reports promptly after the same are filed.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

      8.1         REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER
APPROVAL.

                  (a) As soon as practicable after execution of this Agreement, Area shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Area Common Stock upon consummation of the Merger. Cardinal shall furnish all information concerning it and the holders of its capital stock as Area may reasonably request in connection with such action.

                  (b) Both Area and Cardinal shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Area or Cardinal, as the case may be, deems appropriate, including, without limitation, approval by shareholders of Area of an amendment to Area's Articles of Incorporation to increase the authorized number of shares of Area Common Stock to 50,000,000.

                  (c) In connection with the Cardinal Shareholders' Meeting, (i) Area shall prepare and file with the SEC on Cardinal's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to Cardinal's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Cardinal shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of Cardinal shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

                  (d)      In connection with the Area Shareholders' Meeting,
(i) Area shall prepare and file with the SEC on its own behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to Area's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Area shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of Area shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

      8.2 EXCHANGE LISTING. Area shall list on Nasdaq the shares of Area Common Stock to be issued to the holders of Cardinal Common Stock pursuant to the Merger.

      8.3 APPLICATIONS. Area shall promptly prepare and file, and Cardinal shall cooperate in the preparation and, where appropriate, filing of, any applications, including without limitation, those with the Board of Governors of the Federal Reserve System and the Kentucky Department of Financial Institutions, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

      8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Area shall execute and file the Articles of Merger with the Secretary of State of the State of Kentucky in connection with the Closing.

      8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. No Party shall take, or cause to be taken, any action which may reasonably be foreseen as delaying or otherwise adversely impacting consummation of the Merger. No Area Company nor Cardinal Company shall take any action which would cause the Merger not to be treated as a pooling of interests. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end

(it being understood that any amendments to the Registration Statement filed by Area in connection with the Area Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      8.6         INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

                  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

      8.7 PRESS RELEASES. Prior to the Effective Time, Cardinal and Area shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

      8.8         ACQUISITION PROPOSALS.

                  (a) Except with respect to this Agreement and the transactions contemplated hereby, no Cardinal Company nor Area Company nor any director, employee, investment banker, attorney, accountant or other representative thereof (collectively, "Representatives") retained by any Cardinal Company or Area Company, as the case may be, shall directly or indirectly solicit any

Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Party's Board of Directors as advised by counsel, no Cardinal Company nor Area Company nor Representative thereof, shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Each Party shall promptly notify the other orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.

                  (b) Except as set forth herein, neither the Board of Directors of Cardinal nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Area, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if in the opinion of the Cardinal Board of Directors, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to Cardinal shareholders under applicable law, then, prior to the Shareholders' Meeting, the Cardinal Board of Directors may (subject to the terms of this section (b)) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend an Acquisition Proposal, or enter into an agreement with respect to an Acquisition Proposal, in each case at any time after the second business day following Area's receipt of written notice (a "Notice of Acquisition Proposal") advising Area that the Cardinal Board of Directors has received an Acquisition Proposal, specifying the material terms and conditions of such proposal and identifying the Person making such proposal; provided that Cardinal shall not enter into an agreement with respect to an Acquisition Proposal unless Cardinal shall have furnished Area with written notice no later than 12:00 noon Lexington, Kentucky time one (1) day in advance of any date that it intends to enter into such agreement.

                  (c) In addition to the obligations of Cardinal set forth in section (b) above, Cardinal shall immediately advise Area orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making an Acquisition Proposal or inquiry. Cardinal shall keep Area fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

                  (d) Nothing contained in this Section 8.8 shall prohibit Cardinal from making any disclosure to its shareholders if, in the opinion of the Cardinal Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with federal securities laws or its fiduciary duties to its shareholders under applicable law; provided that Cardinal does not, except as permitted by section (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

      8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

      8.10        AGREEMENT OF AFFILIATES.  Cardinal has disclosed in Section
8.10 of the Cardinal Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Cardinal for purposes of Rule 145 under the 1933 Act, and Area has disclosed in Section 8.10 of the Area Disclosure Memorandum all Persons whom it reasonably believes to be an "affiliate" of Area for purposes of Rule 145 under the 1933 Act. Each of Area and Cardinal shall use its reasonable efforts to cause each such Person to deliver to Area and Cardinal, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1 as to Affiliates of Cardinal, and substantially in the form of Exhibit 2 as to Affiliates of Area, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Cardinal Common Stock and/or Area Common Stock, as applicable, held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Area Common Stock to be held upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Area shall be entitled to place restrictive legends upon certificates for shares of Area Common Stock issued to Affiliates of Cardinal pursuant to this Agreement to enforce the provisions of this Section
8.10. Area shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Area Common Stock by such Affiliates.

      8.11        INDEMNIFICATION.

                  (a) Area shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Cardinal Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Kentucky Law and by Cardinal's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Area is required to effectuate any indemnification, Area shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Area and the Indemnified Party.

                  (b) If Area or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Area shall assume the obligations set forth in this Section 8.11.

                  (c) The provisions of this Section 8.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

      8.12 CERTAIN MODIFICATIONS. Area and Cardinal shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Cardinal shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Area and Cardinal also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.12.

      8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Area shall provide generally to officers and employees of the Cardinal Companies who continue employment with Area or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Area Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (a) service under any qualified defined benefit plans of Cardinal shall be treated as service under Area's qualified defined benefit plans, (b) service under any qualified defined contribution plans of Cardinal shall be treated as service under Area's qualified defined contribution plans, and (c) service under any other employee benefit plans of Cardinal shall be treated as service under any similar employee benefit plans maintained by Area. Area and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the Cardinal Disclosure Memorandum to Area between any Cardinal Company and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the Cardinal Benefit Plans; it being understood that the Contracts to be assumed by Area must be specifically listed or cross referenced at Section 8.13 of the Cardinal Disclosure Memorandum and that no other Contracts of the type referenced in
Section 8.13 of the Cardinal Disclosure Memorandum shall be deemed to be assumed by Area as a result of this Section 8.13. As soon as reasonably practical following the Effective Time, Area shall register under the 1933 Act and any applicable state securities laws, the shares of Area Common Stock issuable pursuant to Cardinal Options.

      8.14 DELIVERY TO EXCHANGE AGENT. Area shall have delivered to the Exchange Agent a sufficient number of shares of Area Common Stock to make the payment contemplated by Section 3.1 hereof, and sufficient cash to make the payment contemplated by Section 3.5 hereof.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

      9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                  (a) SHAREHOLDER APPROVAL. The shareholders of both Cardinal and Area shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments. The shareholders of Area shall have approved the amendments to Area's Articles of Incorporation referenced at Section 6.2 above to increase the authorized shares of Area Common Stock to 50,000,000.

                  (b)      REGULATORY APPROVALS.   All Consents of, filings and
registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger. Notwithstanding the foregoing, the Parties hereto acknowledge and agree that any condition of the Board of Governors of the Federal Reserve System (i) related to the participation of Area, or any of its directors, officers or affiliates, in the affairs of Security First Network Bank, or any of Security First Network Bank's subsidiaries or affiliates, shall not be deemed to adversely impact the benefits of the transactions contemplated by this Agreement, and (ii) related to the participation of any of the directors or officers of any Cardinal Company in the affairs of any Area Company or Cardinal Company following the Merger shall not be deemed to adversely impact the benefits of the transactions contemplated by this Agreement.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

                  (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities

Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Area Common Stock issuable pursuant to the Merger shall have been received.

                  (f) EXCHANGE LISTING. The shares of Area Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.

                  (g) TAX MATTERS. Cardinal and Area shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger is a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Cardinal Common Stock for Area Common Stock will not give rise to gain or loss to the shareholders of Cardinal with respect to such exchange (except to the extent of any cash received), (iii) the adjusted tax basis of whole shares of Area Common Stock received by shareholders of Cardinal who exchange shares of Cardinal Common Stock in the Merger will be the same as the adjusted tax basis of the shares of Cardinal Common Stock exchanged therefor (reduced by any amount allocable to a fractional share interest for which cash is received), (iv) the holding period of the shares of Area Common Stock received in the Merger will include the period during which the shares of Cardinal Common Stock exchanged therefor were held, provided such shares of Area Common Stock were held as capital assets at the Effective Time, (v) the payment of cash to a Cardinal shareholder in lieu of a fractional share interest in Area Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by the Area, and
(vi) neither Cardinal nor Area will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Cardinal and Area reasonably satisfactory in form and substance to such counsel.

                  (h) POOLING LETTER. The Parties shall have received a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

      9.2 CONDITIONS TO OBLIGATIONS OF AREA. The obligations of Area to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Area pursuant to Section 11.6(a) of this
Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Cardinal set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of

Cardinal set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). The representations and warranties of Cardinal set forth in Sections 5.19 and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Cardinal set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19 and 5.20) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Cardinal; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Cardinal to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)      CERTIFICATES.  Cardinal shall have delivered to Area
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Cardinal's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Area and its counsel shall request.

                  (d) CLAIMS/INDEMNIFICATION LETTERS. Each of the directors and officers of Cardinal shall have executed and delivered to Area letters in substantially the form of Exhibit 3.

                  (e) AFFILIATE AGREEMENTS. Area shall have received from each affiliate of Cardinal the affiliate letter referred to in Section 8.10 hereof.

      9.3 CONDITIONS TO OBLIGATIONS OF CARDINAL. The obligations of Cardinal to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Cardinal pursuant to Section 11.6(b) of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Area set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Area set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). The representations and warranties of Area set forth in Section 6.19 and 6.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.3, 6.19 and 6.20) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Area; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Area to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)      CERTIFICATES.  Area shall have delivered to Cardinal
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Area's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Cardinal and its counsel shall request.

                  (d) AFFILIATE AGREEMENTS. Cardinal shall have received from each affiliate of Area the affiliate letter referred to in Section 8.10 hereof.


                                   ARTICLE 10
                                  TERMINATION

      10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Area and Cardinal, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of Area and the Board of Directors of Cardinal; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Cardinal and Section 9.3(a) in the case of Area or in the material breach of any covenant or other covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Area and Section 9.3(a) of this Agreement in the case of Cardinal; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Cardinal and Section 9.3(a) in the case of Area or in the material breach of any covenant or other covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Cardinal and Section 9.3(a) in the case of Area or in the material breach of any covenant or other covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Cardinal fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the KBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or (iii) if the shareholders of Area fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the KBCA, and the increase in authorized Area Common Stock, as contemplated by Section 6.3 above, at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before December 31, 1997, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Cardinal and Section 9.3(a) in the case of Area or in the material breach of any covenant or other covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                  (g) By the Board of Directors of Cardinal in connection with entering into a definitive agreement in accordance with Section 8.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee.

      10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Sections 11.1 and 11.2 and 8.6(b) of this Agreement shall survive any such termination and abandonment.

      10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3 and 4 and Sections 8.10, 8.11, 8.13, 11.1 and 11.2 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

      11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean any person who is an affiliate for purposes of Rule 145 under the 1933 Act and for purposes of qualifying the Merger for pooling of interests accounting treatment.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

                  "AREA BENEFIT PLANS" shall have the meaning set forth in
      Section 6.14 of this Agreement.

                  "AREA CAPITAL STOCK" shall mean, collectively, the Area Common Stock and any other class or series of capital stock of Area.

                  "AREA COMMON STOCK" shall mean the no par value common stock of Area.

                  "AREA COMPANIES" shall mean, collectively, Area and all Area Subsidiaries.

                  "AREA DISCLOSURE MEMORANDUM" shall mean the written information entitled "Area Disclosure Memorandum" delivered on or prior to the date of this Agreement to Cardinal describing in reasonable detail the matters contained therein.

                  "AREA FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Area as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995 and 1994, as filed by Area in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of Area and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1996.

                  "AREA STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans and agreements of Area disclosed in
      Section 6.14 of the Area Disclosure Memorandum.

                  "AREA SUBSIDIARIES" shall mean the direct and indirect Subsidiaries of Area.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "CARDINAL BENEFIT PLANS" shall have the meaning set forth in
      Section 5.14 of this Agreement.

                  "CARDINAL COMMON STOCK" shall mean the no par value common stock of Cardinal.

                  "CARDINAL COMPANIES" shall mean, collectively, Cardinal and all Cardinal Subsidiaries.

                  "CARDINAL DISCLOSURE MEMORANDUM" shall mean the written information entitled "Cardinal Disclosure Memorandum" delivered on or prior to the date of this Agreement to Area describing in reasonable detail the matters contained therein.

                  "CARDINAL FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Cardinal as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995 and 1994, as filed by Cardinal in SEC Documents, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Cardinal and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) filed with respect to periods ended subsequent to December 31, 1996.

                  "CARDINAL OPTIONS" shall have the meaning set forth in Section
      3.4 of this Agreement.

                  "CARDINAL STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans and agreements of Cardinal disclosed in Section 5.14 of the Cardinal Disclosure Memorandum.

                  "CARDINAL SUBSIDIARIES" shall mean the direct and indirect subsidiaries of Cardinal.

                  "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                  "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Code.

                  "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

                  "EXCHANGE RATIO" shall have the meaning provided in Section 3.1(b) of this Agreement.

                  "EXHIBITS" 1 and 2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or toxic or hazardous substance, pollutant, chemical or waste within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local Law (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities, polychlorinated biphenyls, and petroleum and petroleum products).

                  "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "KBCA" shall mean the Kentucky Business Corporation Act.

                  "KENTUCKY ARTICLES OF MERGER" shall mean the Articles of Merger to be filed with the Secretary of State of the State of Kentucky relating to the Merger as contemplated by Section 1.1 of this Agreement.

                  "KNOWLEDGE" as used with respect to Cardinal or Area, as the case may be, shall mean the actual knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

                  "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

                  "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable. (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                  "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of
      (v) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (w) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (x) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (y) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties or (z) changes in economic or other conditions affecting the banking industry in general.

                  "MERGER" shall mean the merger of Interim with and into Cardinal referred to in Section 1.1 of this Agreement.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., including the Nasdaq.

                  "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

                  "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" shall mean either Cardinal or Area, and "Parties" shall mean both Cardinal and Area.

                  "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

                  "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" shall mean (a) the proxy statement used by Cardinal to solicit the approval of its shareholders of the transactions contemplated by this Agreement and (b) the proxy statement used by Area to solicit the approval of its shareholders of the transactions contemplated by this Agreement, both of which shall be included in the prospectus of Area relating to shares of Area Common Stock to be issued to the shareholders of Cardinal.

                  "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Area under the 1933 Act with respect to the shares of Area Common Stock to be issued to the shareholders of Cardinal in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statements.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance

      Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

                  "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Cardinal or the meeting of the shareholders of Area to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "SUBSIDIARIES" shall mean all those corporations, banks, associations, partnerships or other entities or ventures of which the entity in question owns or controls 50% or more of the outstanding equity securities or the ownership interest, as the case may be, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "SURVIVING CORPORATION" shall mean Cardinal as the surviving corporation resulting from the Merger.

                  "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

      11.2        EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and
(ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

                  (b) Cardinal shall pay, or cause to be paid, in same day funds to Area the sum of $7 million (the "Termination Fee") upon demand (i) if Cardinal terminates this Agreement pursuant to Section 10.1(g), or (ii) if prior to the termination of this Agreement solely as a result of Cardinal shareholders not having approved the Merger by the requisite vote, a bona fide publicly disclosed Acquisition Proposal shall have been made and not publicly withrawn prior to the meeting of Cardinal shareholders to consider the Merger and within 18 months after such termination, Cardinal consummates the transaction which was the subject of such or any other Acquisition Proposal for consideration to Cardinal shareholders which is at least equal to $63 per share.
                  (c) Nothing in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

      11.3 BROKERS AND FINDERS. Except as set forth in the Area or Cardinal Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Cardinal or Area, each of Cardinal and Area, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

      11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.10 and Section 8.13 of this Agreement.

      11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Cardinal

Common Stock or Area Common Stock, there shall be made no amendment that pursuant to the KBCA requires further approval by such shareholders without the further approval of such shareholders.

      11.6        WAIVERS.

                  (a) Prior to or at the Effective Time, Area, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Cardinal, to waive or extend the time for the compliance or fulfillment by Cardinal of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Area under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Area.

                  (b) Prior to or at the Effective Time, Cardinal, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Area, to waive or extend the time for the compliance or fulfillment by Area of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Cardinal under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Cardinal.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

      11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

      Area:                   Area Bancshares Corporation
                              230 Frederica Street
                              Owensboro, Kentucky 42301

                              Attn:         Thomas R. Brumley
                                            President and CEO

      With a copy (which shall not constitute notice) to:

                              Area Bancshares Corporation
                              230 Frederica Street
                              Owensboro, Kentucky 42301

                              Attn:         Timothy O. Shelburne, Esq.
                                            General Counsel

                  and:        Powell, Goldstein, Frazer & Murphy LLP
                              Sixteenth Floor
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303

                              Attn:         Kathryn L. Knudson, Esq.

      Cardinal:               Cardinal Bancshares, Inc.
                              400 East Vine Street
                              Suite 300
                              Lexington, Kentucky 40507

                              Attn:         John S. Penn
                                            President and CEO

      With a copy (which shall not constitute notice):

                              Hogan and Hartson L.L.P.
                              555 13th Street, N.W.
                              Washington, D.C. 20004

                              Attn:         Stuart G. Stein, Esq.


      11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Kentucky, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

      11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      11.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                           [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                          AREA BANCSHARES CORPORATION


/s/ Judith R. Windle             By:  /s/ Thomas R. Brumley
-------------------------           ------------------------------------------
Secretary                                 Thomas R. Brumley
                                          President and CEO


[CORPORATE SEAL]




ATTEST:                          CARDINAL BANCSHARES, INC.


/s/ Carolyn L. Gabriel               By:  /s/ John S. Penn
-------------------------            -----------------------------------------
Secretary                                 John S. Penn
                                          President and CEO


[CORPORATE SEAL]

         The undersigned, a director of Cardinal Bancshares, Inc. ("Cardinal"), hereby agrees (subject to fiduciary duties) to support, recommend favorably to the shareholders, and to personally vote his or her shares of Cardinal Common Stock (and those over which he or she has voting power) in favor of, the Agreement and Plan of Merger dated as of May 1, 1997 to which this signature page is attached, and the transactions contemplated thereby.




                                  -------------------------------------------
                                  (Signature)


                                  -------------------------------------------
                                  (Print Name)

         The undersigned, a director of Area Bancshares Corporation ("Area"), hereby agrees (subject to fiduciary duties) to support, recommend favorably to the shareholders, and to personally vote his or her shares of Area Common Stock (and those over which he or she has voting power) in favor of, the Agreement and Plan of Merger dated as of May 1, 1997 to which this signature page is attached, and the transactions contemplated thereby.



                                  -------------------------------------------
                                  (Signature)


                                  -------------------------------------------
                                  (Print Name)

                                                                       EXHIBIT 1


                           CARDINAL BANCSHARES, INC.
                              AFFILIATE AGREEMENT


         This AFFILIATE AGREEMENT, dated as of May 1, 1997, is entered into by and between Area Bancshares Corporation ("Area"), a Kentucky corporation, and each of the stockholders of Cardinal Bancshares, Inc. ("Cardinal"), a Kentucky corporation, named on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of Cardinal (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

         WHEREAS, Area and Cardinal have entered into an Agreement and Plan of Merger, dated as of May 1, 1997 (the "Merger Agreement"), which provides for, among other things, the merger of a subsidiary of Area with and into Cardinal, in a stock-for-stock transaction (the "Merger");

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF CARDINAL COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Cardinal common stock ("Cardinal Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto is the total number of shares of Cardinal Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                 (a) Except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the consummation of the Merger or the earlier termination of this Affiliate Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his or her shares of Cardinal Common Stock; provided, however, that this Section 2(a) shall not apply to a pledge existing as of May 1, 1997.

                 (b) Such Stockholder shall not in his or her capacity as a stockholder of Cardinal directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Area or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Cardinal. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of Cardinal.

                 (c) Such Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by this Affiliate Agreement.

                 (d) Such Stockholder shall not, prior to the public release by Area of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on May 1, 1997 of Cardinal Common Stock), transfer or otherwise dispose of the shares of Area common stock (the "Area Common Stock"), to be received by him or her for his or her shares of Cardinal Common Stock upon consummation of the Merger, it being agreed that Area shall publish such earnings report no later than 45 days after the end of the first financial quarter in which there are at least 30 days of post-Merger combined operations.

                 (e) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Area Common Stock received in exchange for Cardinal Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

                 (f) During the Restricted Period, such Stockholder shall not sell or otherwise dispose of a number of shares of his or her Cardinal Common Stock, or shares of Area Common Stock which are exchanged for said shares, (i) which is greater than 10% of his or her beneficial ownership of said shares as of the date of the first such sale and (ii) which in the aggregate with shares sold or otherwise disposed of by all other Stockholders will be greater than 1% of the issued and outstanding shares of Cardinal Common Stock as of the date of the first such sale. For purposes of this computation, outstanding stock options that currently are exercisable would be considered as outstanding or beneficially owned after such options are converted to common stock equivalents using the treasury stock method in accordance with generally accepted accounting principles.

                 (g) Such Stockholder has no present plan or intent, and as of the effective time of the Merger, shall have no present plan or intent, to engage in a sale, exchange, transfer, distribution (including a distribution by a corporation to its shareholders), redemption, or reduction in any way of such Stockholder's risk of ownership by short sale or otherwise, or other disposition (not including a bona fide pledge), directly or indirectly (collectively, a "Sale"), with respect to any of the shares of Area Common Stock to be received by such Stockholder upon the Merger (except for cash received for fractional shares). Such Stockholder is not aware of, or participating in, any plan or intent on the part of Cardinal stockholders (a "Plan") to engage in sales of the Area Common Stock to be issued in the Merger such that the aggregate fair market value, as of the effective time of the

Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all outstanding Cardinal Common Stock immediately before the Merger (the "Outstanding Cardinal Common Stock"). A Sale of Area Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger (a "Related Transaction"). In addition, shares of Cardinal Common stock (i) with respect to which dissenter's rights are exercised, (ii) exchanged for cash in lieu of fractional shares of Area Common Stock, and (iii) with respect to which a Related Transaction occurs before the Merger shall be considered to be shares of Outstanding Cardinal Common Stock that are exchanged for shares of Area Common Stock that are disposed of pursuant to a Plan.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of Cardinal Common Stock, provided that such Stockholder obtains the prior written consent of Area and that any acquirer of such Cardinal Common Stock agrees in writing to be bound by this Affiliate Agreement.

         4. TERMINATION. The parties agree and intend that this Affiliate Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Agreement are inadequate. This Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. NOTICES. Notices may be provided to Area and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. GOVERNING LAW. This Affiliate Agreement shall be governed by the laws of the State of Kentucky, without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Affiliate Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Affiliate Agreement.

         9. REGULATORY APPROVAL. If any provision of this Affiliate Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Affiliate Agreement.

         IN WITNESS WHEREOF, Area, by a duly authorized officer, and each of the Stockholders have cause this Affiliate Agreement to be executed and delivered as of the day and year first above written.

AREA BANCSHARES CORPORATION



By:
   ---------------------------------------
   Thomas R. Brumley
   President and Chief Executive Officer



STOCKHOLDERS:



-------------------------------      ----------------------------
Samuel A. B. Boone                   Vernon J. Cole



-------------------------------      ----------------------------
James M. Hill, IV                    Loyd G. Jasper



-------------------------------      ----------------------------
Ryan R. Mahan                        John S. Penn



-------------------------------      ----------------------------
Ronald C. Switzer                    Jack H. Brown



-------------------------------
Scott P. Cvengros

                                   SCHEDULE 1



                                        NUMBER OF SHARES OF CARDINAL COMMON
 NAME AND ADDRESS OF STOCKHOLDER                STOCK BENEFICIALLY OWNED
 -------------------------------        ---------------------------------------

                                                                       EXHIBIT 2

                          AREA BANCSHARES CORPORATION
                              AFFILIATE AGREEMENT


         This AFFILIATE AGREEMENT, dated as of May 1, 1997, is entered into by and between Area Bancshares Corporation ("Area"), a Kentucky corporation, and each of the stockholders of Area named on Schedule I hereto (collectively, the "Stockholders"), who are directors or affiliates of Area (for purposes of Rule 144 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

         WHEREAS, Area and Cardinal Bancshares, Inc. ("Cardinal") have entered into an Agreement and Plan of Merger, dated as of May 1, 1997 (the "Agreement"), which provides for, among other things, the merger of a subsidiary of Area with and into Cardinal, in a stock-for-stock transaction (the "Merger").

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF AREA COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Area common stock ("Area Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of Area Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that for the period beginning 30 days prior to consummation of the Merger and ending upon the public release by Area of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger, such Stockholder shall not sell or otherwise dispose of a number of shares of his or her Area Common Stock (a) which is greater than 10% of his or her total beneficial ownership of said shares as of the date of the first such sale and (b) which in the aggregate with shares sold or otherwise disposed of by all other Stockholders will be greater than 1% of the issued and outstanding shares of Area as of the date of the first such sale. For purposes of this computation, outstanding stock options that currently are exercisable would be considered as outstanding or beneficially owned after such options are converted to common stock equivalents using the treasury stock method in accordance with generally accepted accounting principles.

         3. TERMINATION. The parties agree and intend that this Affiliate Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Affiliate Agreement are inadequate. This Affiliate Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         4. NOTICES. Notices may be provided to Area and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Kentucky, without giving effect to the principles of conflicts of laws thereof.

         6. COUNTERPARTS. This Affiliate Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed as original.

         7. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Affiliate Agreement.

         8. REGULATORY APPROVAL. If any provision of this Affiliate Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Affiliate Agreement.

         IN WITNESS WHEREOF, Area, by a duly authorized officer, and each of the Stockholders have caused this Affiliate Agreement to be executed and delivered as of the day and year first above written.

AREA BANCSHARES CORPORATION


By:
   ---------------------------------------
   Thomas R. Brumley
   President and Chief Executive Officer


STOCKHOLDERS:


----------------------------      ----------------------------
Anthony G. Bittel                 Allan R. Rhodes



----------------------------      ----------------------------
Thomas R. Brumley                 David W. Smith, Jr.



                        [Signatures Continued on Next Page]

----------------------------         ----------------------------
C. M. Gatton                         William H. Thompson



----------------------------         ----------------------------
Gary H. Latham                       Pollard White



----------------------------         ----------------------------
Raymond C. McKinney                  Cy Williamson



 ---------------------------         ----------------------------
Don Leibee                           Timothy Shelburne



----------------------------         ----------------------------
John Ray                             Edward Johnson

                                   SCHEDULE I


                                              Number of Shares of Area
Name and Address of Shareholder            Common Stock Beneficially Owned
-------------------------------            -------------------------------

                                                                       EXHIBIT 3

                         CLAIMS/INDEMNIFICATION LETTER



Area Bancshares Corporation
230 Frederica Street
Owensboro, Kentucky  42301

Ladies and Gentlemen:

         This letter is delivered pursuant to Section 9.2(d) of the Agreement and Plan of Merger (the "Agreement"), dated as of May 1, 1997, by and between Area Bancshares Corporation ("Area") and Cardinal Bancshares, Inc. ("Cardinal") which provides for the merger (the "Merger") of Area and Cardinal.

         Concerning claims which I may have against Cardinal or its wholly-owned subsidiaries (the "Cardinal Subsidiaries"), in my capacity as an officer or director:

                 (a) Area shall assume all liability (to the extent Cardinal was so liable) for claims for indemnification arising under Cardinal's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Area, as existing on May 1, 1997, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

                 (b) The Cardinal Subsidiaries shall retain all liability (to the extent they were so liable) for claims for indemnification arising under their respective Articles of Incorporation or Bylaws as existing on May 1, 1997, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

                 (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against Cardinal, or the Cardinal Subsidiaries (other than routine deposit, loan and other banking services conducted in the ordinary course of business with Cardinal or the Cardinal Subsidiaries, as applicable); and

                 (d) I hereby release Cardinal and the Cardinal Subsidiaries from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

         By executing this letter on behalf of Area, you shall acknowledge the assumption by Area of the liabilities described in paragraphs (a) and (b) above, except to the extent set forth in Section 8.11 of the Merger Agreement.

AREA BANCSHARES CORPORATION
PAGE 2


                                   Sincerely,



                                   -------------------------------------------
                                   Signature of Officer or Director



                                   -------------------------------------------
                                   Printed Name of Officer or Director


         On behalf of Area, I hereby acknowledge receipt of this letter and affirm the assumption by Area of the liabilities described in paragraph (a) and
(b) above, as of this _____ day of _______________, 1997.


                                   AREA BANCSHARES CORPORATION


                                   By:
                                      -----------------------------------------
                                        Thomas R. Brumley
                                        President and Chief Executive Officer